Exhibit 16.1

                (Company Letterhead of Weinberg & Company, P.A.)


                                   November 17, 2005


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


                              Re:  Fantatech, Inc.
                                   File Ref. No. 0-24374


We have read the statements that we understand Fantatech, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.




                                             Very Truly Yours,


                                             /s/ Weinberg & Company, P.A.
                                             ----------------------------
                                             Weinberg & Company, P.A.
                                             Certified Public Accountants


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